EXHIBIT 10.4

SPARTAN STORES, INC.

1991 Associate Stock Purchase Plan

(as amended October 11, 2000)

          1.          Purpose and Effect of Plan. The purpose of the 1991 Associate Stock Purchase Plan (the "Stock Purchase Plan" or the "Plan") is to secure for Spartan Stores, Inc., a Michigan corporation ("Spartan"), and its shareholders the benefits of the incentive inherent in the ownership of Spartan's capital stock by present and future Associates of Spartan and its subsidiaries. The Stock Purchase Plan is not intended to comply with the provisions of Sections 421, 423, and 425 of the Internal Revenue Code of 1986, as amended (the "Code").

          2.          Shares Reserved for the Plan. An aggregate of 668,000 shares of common stock, no par value, of Spartan ("Shares"), subject to adjustment as provided in Paragraph 12 shall be reserved for issuance and purchase by Associates under the Stock Purchase Plan. Shares subject to the Plan may be Shares now or hereafter authorized but unissued, or Shares that were once issued and subsequently reacquired by Spartan.

          3.          Administration of the Plan. The Stock Purchase Plan shall be administered by the Compensation Committee of the Board of Directors. By appropriate resolution, the Board of Directors may designate itself or any other committee consisting of at least two Board members appointed by the Board of Directors. The Finance Committee or other committee designated by the Board to administer the Plan in accordance with the foregoing is referenced herein as the "Committee." All Committee members shall be disinterested Board members qualified to serve pursuant to Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934. The Committee shall select one of its members as chairman and shall hold meetings at such times and places as it may determine. The Committee may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations shall be final and binding upon all persons unless otherwise determined by the Board of Directors. A quorum of the Committee shall consist of a majority of its members, and the Committee may act by vote of a majority of its members at a meeting at which a quorum is present, or without a meeting by a written consent to the action taken signed by all members of the Committee.

          4.          Indemnification of Committee Members. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by Spartan from and against any cost, liability, or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.

          5.          Eligible Associates. Except as otherwise provided herein, all present and future employees of Spartan, or of such of its present and future subsidiaries as may be designated for such purpose from time to time by the Committee ("Designated Subsidiary"), may be eligible to participate in the Stock Purchase Plan. Employees of Spartan and any Designated Subsidiary are known as "Associates" and are referred to as such in this Plan. An Associate shall be eligible to participate in the Plan if:

          (a)          that person's customary employment by Spartan and/or a Designated Subsidiary-

                    (i)          is 20 hours or more per week, or

                    (ii)          is not less than seven months in any calendar year;

          (b)          at the time of such participation such person is or has been for a period of six months prior to such time an Associate of Spartan or a Designated Subsidiary; and

          (c)          that person has expressed an interest in purchasing any Shares and has received from Spartan's management a copy of the Prospectus prepared by Spartan to offer and describe the Shares offered under the Plan.

                    Persons eligible to participate in the Stock Purchase Plan pursuant to the provisions of this Paragraph 5 are hereinafter referred to as "Eligible Associates."

          6.          Election to Participate. Each person who is an Eligible Associate may participate in the Plan by filing with the Committee or its designee an Election to Purchase Form authorizing specified regular payroll deductions from his or her periodic compensation. Eligible Associates who so elect to participate in the Plan are referred to herein as "Participating Associates." Such regular payroll deductions shall be subject to a minimum deduction of $10.00 per pay period and a maximum deduction of up to 50% of compensation. Such payroll deductions shall be credited to an account that Spartan shall establish in the name of the Participating Associate (a "Payroll Deduction Account"). All funds in Payroll Deduction Accounts may be used by Spartan for any corporate purpose. In addition to payroll deductions, Spartan may accept direct payments by a Participating Associate to purchase Shares under the Plan.

                    A Participating Associate may at any time with seven days' written notice withdraw the balance accumulated in his or her Payroll Deduction Account and thereby cease to be a Participating Associate in the Plan. If a Participating Associates ceases to be an Eligible Associate, no further payroll deductions shall be made on his or her behalf, and the accumulated balance in the Associate's Payroll Deduction Account shall be paid to the Associate or his or her designated representative within seven days of request pursuant to Paragraph 13. If a Participating Associate ceases to be an Eligible Associate or ceases participation in the Plan, he or she shall not be eligible for reinstatement as a Participating Associate for a period of 12 months after withdrawal of the accumulated balance in the Payroll Deduction Account.

          7.          Limitation of Number of Shares That an Associate May Purchase. No person may purchase in excess of $25,000 in value of the stock of Spartan in any fiscal year.

          8.          Purchase Price. The Purchase Price for each Share shall be the Trading Value of such Share on the Investment Date, as defined below. The "Trading Value" is the average of the highest and lowest sales prices of the Shares reported on the Nasdaq National Market on the first date preceding the Investment Date on which Shares were traded on the Nasdaq National Market.

          9.          Method of Purchase. The last working day of each fiscal quarter following the effective date of the Plan shall be known as an "Investment Date." Except as otherwise provided herein, each Participating Associate having funds in his or her Payroll Deduction Account on an Investment Date shall be deemed, without any further action, to have been granted and to have exercised his or her right to purchase the number of whole Shares that the funds in his or her Payroll Deduction Account could purchase at the Purchase Price on the Investment Date. No fractional Shares shall be issued or purchased under the Stock Purchase Plan. Funds not used to purchase whole Shares shall remain in the Payroll Deduction Account for future purchases. If the number of available Shares on an Investment Date is not sufficient to exhaust all Payroll Deduction Accounts, the available Shares shall be allocated in proportion to the funds available in each Payroll Deduction Account, and the Plan shall terminate. In addition to the use of any funds in his or her Payroll Deduction Account, each Participating Associate, upon request, may from time to time purchase for cash any Shares under the Plan. As soon as practicable after each purchase of Shares under the Plan, Spartan will deliver to the Participating Associate a certificate representing the Shares purchased.

          10.          Rights as a Shareholder; Investment Intent. After a Participating Associate's Payroll Deduction Account has been charged with the amount of the purchase price of Shares, the Associate shall have all of the rights and privileges of a shareholder of Spartan with respect to Shares purchased under the Plan whether or not certificates representing said Shares shall have been issued. The Committee may require that the Associate confirm that he or she is purchasing with investment intent and not with a view to resale or other distribution. The Shares shall be subject to all terms and restrictions of the Restated Articles of Incorporation and Bylaws of Spartan, as they have been and may be amended from time to time, and Spartan may include any appropriate legend documenting such terms or otherwise require compliance with state and federal securities laws.

          11.          Rights Not Transferable. Rights under the Plan are not transferable by a Participating Associate other than by will or the laws of descent and distribution, and are exercisable during his or her lifetime only by the Associate.

          12.          Adjustment in Case of Changes Affecting Spartan's Stock. In the event of a stock dividend, stock split, recapitalization, merger, reorganization, consolidation, combination, or exchange of Shares during the term of the Plan, the number of Shares reserved or authorized to be reserved under this Stock Purchase Plan shall be increased proportionately, and such other adjustment shall be made as may be deemed necessary or equitable by the Board of Directors. In the event of any other change affecting the Shares, such adjustments shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event.

          13.          Retirement, Termination, and Death. If a Participating Associate retires or otherwise ceases to be an Eligible Associate, the amount in his or her Payroll Deduction Account shall be paid to the Associate within seven days of a written request, and in the event of death shall be paid to his or her estate. In such event such Associate and his or her successors in interest shall no longer be eligible to purchase Shares under the Plan.

          14.          Amendment of the Plan. The Board of Directors may at any time, or from time to time, amend the Plan in any respect, except that, without the approval of a majority of the shares voting at a regular or special meeting of the shareholders, no amendment shall be made (i) increasing or decreasing the number of Shares to be reserved under the Plan (other than as provided in Paragraph 12), (ii) changing the method used to determine the Purchase Price if such change would result in a discount from the fair market value of the stock, or (iii) withdrawing the administration of the Plan from the Committee.

          15.          Termination or Suspension of the Plan. The Plan and all rights of Associates hereunder shall terminate on the earlier of:

          (a)          June 30, 2002;

          (b)          when the Shares reserved under the Plan have been purchased; or

          (c)          at any time, at the discretion of the Board of Directors.

                    The Board of Directors may also suspend operation of the Plan at any time for such reason and term as it deems appropriate. All funds remaining in a Participating Associate's Payroll Deduction Account upon termination or suspension of the Plan shall be promptly delivered to the Participating Associate.

          16.          Effective Date of Plan. The Plan shall become effective on the first day after a Registration Statement under the Securities Act of 1933, as amended, covering the Shares to be issued under the Plan has become effective.

          17.          Government and Other Regulations. The Plan, and the grant and exercise of the rights to purchase Shares hereunder, and Spartan's obligation to sell and deliver Shares upon the exercise of rights to purchase Shares, shall be subject to all applicable federal, state, and foreign laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for Spartan, be required .